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                                                                   EXHIBIT 6 (c)

                                     FORM OF
                                  SCHEDULE "A"

                TO THE DISTRIBUTION AGREEMENT BETWEEN CT&T FUNDS
                         (now known as ALLEGHANY FUNDS)
                        AND FIRST DATA DISTRIBUTORS, INC.

                           AS AMENDED __________, 1998


                                  NAME OF FUNDS

                                    Montag & Caldwell  Growth Fund Chicago Trust
                                    Growth & Income  Fund  Chicago  Trust  Talon
                                    Fund Chicago Trust  Balanced Fund  (formerly
                                    known  as  Chicago  Trust  Asset  Allocation
                                    Fund)  Montag  &  Caldwell   Balanced   Fund
                                    Chicago   Trust  Bond  Fund  Chicago   Trust
                                    Municipal  Bond  Fund  Chicago  Trust  Money
                                    Market Fund  Chicago  Trust Small Cap Growth
                                    Fund


Alleghany Funds                                    First Data Distributors, Inc.



By:  Kenneth C. Anderson, President                           By:





Attest:  Gerald F. Dillenburg, V.P.                           Attest: